                                                 File No. 70-7572


               SECURITIES AND EXCHANGE COMMISSION

                     Washington D.C.  20549

               AMENDMENT NO. 8 (POST-EFFECTIVE) TO

                      FORM U-1 APPLICATION

                              UNDER

         THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

      _____________________________________________________

                 CENTRAL POWER AND LIGHT COMPANY
                    539 N. Carancahua Street
                Corpus Christi, Texas  78401-2431

           (Name of company filing this statement and address of principal executive office)

     _______________________________________________________

               CENTRAL AND SOUTH WEST CORPORATION

         (Name of top registered holding company parent)

     _______________________________________________________


                         Shirley Briones
                            Treasurer
                 Central Power and Light Company
                    539 N. Carancahua Street
                Corpus Christi, Texas  78401-2431

                      Stephen J. McDonnell
                            Treasurer
               Central and South West Corporation
                  1616 Woodall Rodgers Freeway
                      Dallas, Texas  75202

                         Joris M. Hogan
                 Milbank, Tweed, Hadley & McCloy
                     1 Chase Manhattan Plaza
                    New York, New York  10005

           (Names and addresses of agents for service)

          Central Power and Light Company ("CPL"), a Texas corporation and an electric utility subsidiary of Central and South West Corporation ("CSW"), a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), hereby files this Amendment No. 8 (Post-Effective) to the Form U-1 Application, File No. 70-7572, for the purpose of amending Item 1 to include the following additional information. In all other respects, the Application as previously filed and as heretofore amended will remain the same.
Item 1.   Description of Proposed Transaction.
          As shown in the following table, the amount of space currently leased by the Company to unaffiliated third parties is approximately 4.1 percent of the total space owned by the Company.
     Total Space Owned by the Company            1,231,249 sq.ft.
     Space Leased to Unaffiliated Third Parties     50,487 sq.ft.
     Percentage Leased                                 4.1%
          The Company determines market rates for any particular property by surveying building leasing agents and real estate brokers having knowledge of lease rates for properties comparable
to the property proposed to be leased.




                        S I G N A T U R E
                        - - - - - - - - -


     Pursuant to the requirements of the Public Utility Holding
Company Act of 1935, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
     Dated:  October 2, 1995



                                  CENTRAL POWER AND LIGHT COMPANY


                                  By /s/SHIRLEY S. BRIONES
                                     Shirley S. Briones
                                     Treasurer